Exhibit 99.1

Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Grace Hosts 2018 Investor Day Today in New York City

•	Outlines strategic framework for profitable growth

•	Introduces the Grace Value Model (GVM)

•	Reaffirms 2018 Outlook and 2021 Financial Framework

COLUMBIA, MD - March 2, 2018 - W. R. Grace & Co. (NYSE: GRA) will hold its investor day today in New York City, with presentations given by Fred Festa, Chairman and Chief Executive Officer; Hudson La Force, President and Chief Operating Officer; Tom Blaser, Senior Vice President and Chief Financial Officer; as well as its three business presidents. Management will present its profitable growth strategy and provide an in-depth review of its Specialty Catalysts, Materials Technologies, and Refining Technologies operating segments. The Company will introduce the Grace Value Model and reaffirm its 2018 Outlook and five-year, 2021 Financial Framework.

“We look forward to sharing with the investment community our growth story and our path to further shareholder value creation,” said Fred Festa, Chairman and Chief Executive Officer. “Our leading portfolio of high performance products and services, combined with our customer-centric culture, will keep us on track to achieve our five-year financial goals.”

Strategic Framework for Profitable Growth

•	Invest to accelerate growth and extend our competitive advantages

•	Invest in great people to strengthen our high-performance culture

•	Formalize the Grace Value Model to drive operating excellence

•	Acquire to build our technology and manufacturing capabilities for our customers

“We are well positioned for continued sales growth, solid profitability and consistent, strong cash flow generation. We are making targeted investments to accelerate growth and driving operating excellence through the Grace Value Model,” said Hudson La Force, President and Chief Operating Officer.

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Reaffirming 2021 Financial Framework and 2018 Outlook

2016-2021 Financial Framework

Grace is affirming its five-year financial framework to 2021, specifically:

•	Total sales CAGR of 6-8% (4-6% organically)

•	Adjusted EBIT CAGR of 6-8%

•	Adjusted EPS >10%

•	Adjusted Free Cash Flow >$1B over five years

2018 Outlook

Grace also is affirming its 2018 Outlook, specifically:

•	Sales growth of 8-10% (4-6% organically)

•	Adjusted EBIT in the range of $440-$450 million, up 6-9%

•	Adjusted EPS in the range of $3.72-$3.82 per share, up 9-12%

•	Adjusted Free Cash Flow in the range of $210-$250 million, reflecting increased growth and productivity capital spending

Event Access Details
The presentation will begin at 8:30 a.m. (ET) and is expected to conclude at approximately 12:30 p.m. The presentation and related materials will be available via a live webcast the day of the event at http://investor.grace.com.

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About Grace

Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments-Catalysts Technologies and Materials Technologies-provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 3,700 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.

Forward-Looking Statements

This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities; benefits from new technology and cost reduction initiatives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's funded and unfunded pension obligations; its legal and environmental proceedings; environmental compliance costs; uncertainties related to Grace’s ability to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships and to retain key personnel; natural disasters such as storms and floods; changes in tax laws and regulations; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as indications of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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